Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Sep-96            30-Sep-96
Distribution Date:    15-Oct-96                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $12,424,392.79     $31.85690141
          Class B Certificate Amount     $585,442.59     $31.85562031

(ii)  Interest Distribution
          Class A Certificate Amount   $1,588,750.24      $4.07365258
          Class B Certificate Amount      $76,677.68      $4.17225378

(iii)  Servicing Fee                     $268,325.26      $0.65704105

(iv)  Class A Certificate Balance
         (after principal distributions)              $295,075,653.33
        Class A Pool Factor
         (after principal distributions)                    0.7565920
        Class B Certificate Balance
         (after principal distributions)               $13,904,827.37
        Class B Pool Factor
         (after principal distributions)                    0.7566018

(v)  Total Pool Balance
         (end of Collection Period)                   $308,980,480.68

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $749,838.49    $2,339,204.86
         Liquidation Proceeds            $276,985.16      $835,887.17
         Aggregate Net Losses            $472,853.33    $1,503,317.69

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $12,359,219.23

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $12,359,219.23